EXHIBIT 23(a)

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 200,000 shares of common stock pursuant to the Symix Systems, Inc. Non-Qualified Stock Option Plan for Key Executives of our reports dated August 7, 1995, with respect to the consolidated financial statements of Symix Systems, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1995 and October 16, 1995, with respect to the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                          ERNST & YOUNG LLP


Columbus, Ohio
August 21, 1996


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